Exhibit 99.906CERT

Certifications Under Section 906
of the Sarbanes-Oxley Act of 2002

Seth Taube, Chief Executive Officer and Principal Executive Officer, and Christopher M. Mathieu, Chief Financial Officer and Principal Financial Officer of the Sierra Total Return Fund (the “Registrant”), each certify to the best of their knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2017 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer, Principal Executive Officer Sierra Total Return Fund	Chief Financial Officer, Principal Financial Officer Sierra Total Return Fund

/s/ Seth Taube	/s/ Christopher M. Mathieu
Seth Taube	Christopher M. Mathieu
Date: August 30, 2017	Date: August 30, 2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.